Exhibit 99.2

Global Power 400 E Las Colinas Blvd., Suite 400, Irving, TX 75039

Global Power Equipment Group Announces Acquisition of IBI Power

Establishes Leading Position in Packaged Control House Systems

IRVING, Texas, July 9, 2013 – Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power” and “Company”) reported today that it has acquired privately-owned IBI, LLC (“IBI Power”). IBI Power is a provider of custom power packaging and integration solutions, including packaged control house systems, generator enclosures and industrial tanks. The purchase price of $19.5 million in cash is subject to final working capital adjustments.

“IBI Power and our Koontz-Wagner business represent an ideal synergistic combination. It furthers our reach into midstream oil and gas applications, switchgear OEMs and distributed power. This is the fastest growing area of our business currently and the acquisition immediately provides us additional capacity for this growth,” commented Luis Manuel Ramírez, President and Chief Executive Officer of Global Power.

“With this acquisition, we accomplish our goal of achieving a number one or two position in the solutions we offer for the packaged controls business,” concluded Mr. Ramírez.

Headquartered in Caldwell, ID, IBI Power had approximately $26.6 million of revenue in 2012. IBI Power has approximately 150 employees between the two facilities in Caldwell, ID and Chattanooga, TN.

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities; and lifecycle maintenance and repair support services to customers in the industrial gas markets. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. The Company routinely provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for,

Global Power Equipment Group Announces Acquisition of IBI Power

July 9, 2013

energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 7, 2013 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com